EXHIBIT 23.1



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-92708, 33-97050, 333-07631, 33-97048,
333-31913, 333-31915, and 33-00150) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 333-16079, 333-24261, and 333-24333) of HealthPlan Services Corporation of our report dated March 18, 1998, appearing on page F-1 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Tampa, Florida
March 26, 1998